Michael Ogburn
9880 Irvine Center Dr. #200
Irvine CA. 92618

June 13, 2018

Corix Bioscience Inc. Board of Directors;

This letter is serves as my resignation as the Chief Executive Officer effective immediately. I will work with you for a smooth transition if needed. Let me know if you have any further questions.

Thank you,

Michael Ogburn

6/13/18
Date